UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 10, 2005
(Date of earliest event reported)

_________________________

TRANSACTION SYSTEMS ARCHITECTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

224 South 108th Avenue,
Omaha, Nebraska 68154
(Address of principal executive offices, including zip code)

(402) 334-5101
(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2005, the Company's Board of Directors appointed David N. Morem as an executive officer of the Company. The Company then entered into a Severance Compensation Agreement (Change in Control) with Mr. Morem (the “Morem Agreement”), which generally provides that if there is a “change in control” of the Company (as defined in the Morem Agreement, the form of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference to Exhibit 10.16 to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2003) and Mr. Morem’s employment with the Company is subsequently terminated within two years after the change in control, other than as a result of death, retirement, termination by the Company for cause or Mr. Morem’s decision to terminate employment other than for good reason, Mr. Morem will be entitled to receive from the Company certain payments and benefits.

These payments and benefits include (i) a lump-sum payment (the “Lump-Sum Payment”) equal to one times Mr. Morem’s average fiscal-year compensation (generally, compensation included in Mr. Morem’s gross income without regard to any deferral election, but excluding amounts realized on the exercise of non-qualified stock options, from the sale of stock acquired under an incentive stock option or under an employee stock purchase plan) for the two most recent fiscal years of the Company ending prior to the date of termination; (ii) earned but unpaid base salary through the date of termination; (iii) a quarterly incentive award for the current fiscal quarter prorated through the date of termination equal to the greater of the quarterly incentive award made to Mr. Morem for the most recent fiscal quarter ending prior to the date of termination or the average quarterly incentive award made to Mr. Morem for the most recent three fiscal years ending prior to the date of termination; (iv) interest on the amounts described in (i), (ii) and (iii); and (v) unless Mr. Morem’s termination of employment is the result of Mr. Morem’s disability, continued participation at the Company’s cost in employee benefit plans available to Company employees generally in which Mr. Morem was participating, until the earlier of receiving equivalent benefits from a subsequent employer, or one year from the date of termination. The Lump-Sum Payment will not be less than one times Mr. Morem’s annual rate of base salary at the higher of the annual rate in effect (i) immediately prior to the date of termination or (ii) on the date six months prior to the date of termination.

Under the Morem Agreement, in the event of a change in control, unvested awards, units and benefits (other than stock options or awards of securities) allocated to Mr. Morem under incentive plans shall fully vest and become payable in cash. The Morem Agreement also provides that in the event any payment by the Company would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by Mr. Morem with respect to such excise tax, then Mr. Morem will be entitled to an additional payment in an amount such that, after payment by Mr. Morem of all taxes, he is in the same after-tax position as if no excise tax had been imposed. The Morem Agreement provides that it will terminate upon the earlier of (i) termination of Mr. Morem’s employment for any reason prior to a change in control, and (ii) three years after the date of a change in control.

On August 10, 2005, Mr. Morem also entered into the Company’s standard Indemnification Agreement for executive officers, the form of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference to Exhibit 10.17 to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2003.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

10.1
Severance Compensation Agreement (Change in Control) dated August 10, 2005 between David N. Morem and the Company (the form of which is filed as Exhibit 10.16 to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2003 and incorporated herein by reference).

10.2
Indemnification Agreement dated August 10, 2005 between David N. Morem and the Company (the form of which is filed as Exhibit 10.17 to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2003 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.
Date: August 15, 2005	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1
Severance Compensation Agreement (Change in Control) dated August 10, 2005 between David N. Morem and the Company (the form of which is filed as Exhibit 10.16 to the Company’s Form 10-K for the fiscal year ended September 30, 2003 and incorporated herein by reference).

10.2
Indemnification Agreement dated August 10, 2005 between David N. Morem and the Company (the form of which is filed as Exhibit 10.17 to the Company’s Form 10-K for the fiscal year ended September 30, 2003 and incorporated herein by reference).